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                                                      FOR IMMEDIATE RELEASE
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                IFF TO SELL $700 MILLION OF FIVE-YEAR NOTES
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New York, N.Y., May 3, 2001 --- International Flavors & Fragrances Inc.
(NYSE: IFF) announced today that it has agreed to sell $700 million principal amount of 6.45% Notes due 2006. The proceeds of the sale will be used to repay a portion of outstanding borrowings under its commercial paper program issued to finance the acquisition of Bush Boake Allen Inc. in November 2000. The offering is scheduled to close May 7, 2001. The offering is being made only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933 and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.

The Notes being offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This notice does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer or sale would be unlawful and is furnished for information purposes only.

                                 * * * * *

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995 Statements in this release which are not historical facts or information are "forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause IFF's actual results to differ materially from those expressed or implied by such forward-looking statements. Risks and uncertainties with respect to IFF's business include general economic and business conditions, interest rates, the price and availability of raw materials, and political and economic uncertainties, including the fluctuation or devaluation of currencies in countries in which IFF does business. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available.